EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and amendment thereto:

Form S-3 No. 333-52708 Registration for Face-amount Certificate Companies
Form S-3 No. 333-109663 Registration Adding Securities to Prior Form S-3 Registration
Form S-8 No. 333-41671 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-41669 1997 Long-Term Incentive Plan
Form S-8 No. 333-66026 1997 Long-Term Incentive Plan
Form S-8 No. 333-41673 Executive Deferred Compensation Plan
Form S-8 No. 333-42131 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-66018 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-54734 Stock Grant Plan
Form S-8 No. 333-101318 Executive Deferred Compensation Plan
Form S-8 No. 333-87290 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-117113 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-117112 1997 Long-Term Incentive Plan
Form S-8 No. 333-113892 401(K) SavingsPlus Plan

of Beverly Enterprises, Inc. of our reports dated March 8, 2005, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc., Beverly Enterprises, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Beverly Enterprises, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Fort Smith, Arkansas
March 8, 2005